UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2023 (September 1, 2023)

PALISADE BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33672	52-2007292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7750 El Camino Real Suite 2A
Carlsbad, California	92009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PALI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Research Collaboration and License Agreement

On September 1, 2023 (the “Effective Date”), Palisade Bio, Inc. (the “Company”) entered into a Research Collaboration and License Agreement (the “License Agreement”) with Giiant Pharma Inc. (“Giiant”) whereby the Company is receiving an exclusive (even as the Giiant and its affiliates), worldwide license (with the right to sublicense in multiple tiers) to develop, manufacture, and commercialize substantially all of the assets of Giiant, including: (i) the GT-2018 compound and (ii) the GT-1908 compound and the associated intellectual property around each of the foregoing. (the “Licensed Assets”).

Joint Development

Pursuant to the License Agreement, the Company and Giiant will establish a joint development committee (“JDC”), consisting of one (1) Giiant appointee and two (2) Company appointees. The JDC will be responsible for: (i) overseeing the day-to-day development of the Licensed Assets through Proof of Concept (as defined below), (ii) creation and implementation of the development plan and development budget for such development (the “Development Plan”) and any amendments or updates thereto.

Budget, Costs, and Expenses

Prior to receiving regulatory approval to commence a Phase 1 Clinical Trial (as such term is defined in the License Agreement) (the “Proof of Concept”), each of the Company and Giiant shall be solely responsible for all costs and expenses incurred by such party for the joint development of the Licensed Assets, except as set forth in the Development Plan. Upon reaching the Proof of Concept, the Company will be solely responsible for all costs and expenses incurred for the development, manufacturing, regulatory and commercialization of the Licensed Assets.

Payments and Royalties

As consideration for the Licensed Assets, the Company will (i) make payments upon the achievement of development milestones (as set forth in the License Agreement), in either cash or shares of the Company’s common stock, at the Company’s election (“Milestone Payments”), and (ii) pay ongoing royalty payments upon the sales or sublicenses of any products development from the Licensed Assets to third parties (“Royalty Payments”) (collectively, the Milestone Payments and Royalty Payments are referred to as the “License Payments”). The License Payments are subject to a cap, which will be increased or decreased on a dollar-for-dollar basis based on a formula related to the aggregate of development costs incurred by the parties (“Payment Cap”).

In the event that Giiant desires to sell or assign any rights to receive the License Payments, it will be required to notify Company of such offer or proposal (“Offer Notice”). The Company will then have a right of first refusal for thirty (30) days from the receipt of such Offer Notice, to acquire the rights and obligations contained in such Offer Notice on the same terms.

Termination by Company

The Company may unilaterally terminate the License for: (i) convenience (“Company Convenience Termination”), (ii) the failure to achieve Proof of Concept within eighteen (18) months, subject to extension upon the occurrence of certain event, of the Effective Date (“Proof of Concept Termination”), or (iii) a material breach by Giiant, that is not cured within ninety (90) days of written notice (“Giiant Material Breach Termination”).

In the event of a Company Convenience Termination, the License will be terminated and Giiant will retain unencumbered ownership of the Licensed Assets and no further License Payments will be required of Company.

In the event of a Proof of Concept Termination or Giiant Material Breach Termination, the Company may elect to terminate the License Agreement except for the License provisions. In such instance, the Company will remain obligated to continue making the License Payments, if any, if and when they become due.

Termination by Giiant

Giiant may unilaterally terminate the License only for a material breach by Company that is not cured within ninety (90) days of written notice (“Company Material Breach Termination”) provided however that upon the Payment Cap being achieved, that right will terminate and the License will become perpetual. In the event of a Company Material Breach Termination, the License Agreement, including the License will be terminated and Giiant will retain unencumbered ownership of the Licensed Assets, including any improvements made up until such termination and the Company will be under no further obligations.

Additional Terms

The License Agreement includes customary representations and warranties, covenants and indemnification obligations for a transaction of this nature.

The foregoing description of the License Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the License Agreement, a copy of the form of which is attached to this Current Report on Form 8-K as Exhibit 10.01 thereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K to the extent required by this Item 2.01 is incorporated herein by reference.

Item 8.01 Other Events

On September 6, 2023, the Company issued a press release announcing the License and License Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.01 thereto.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
10.01***	Form of Research Collaboration and License Agreement with Giiant Pharma
99.01	Press Release dated September 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*** Certain portions of this exhibit (indicated by “[***]”) have been omitted as the Company has determined that the omitted information, schedules, and exhibits (i) are not material and (ii) would likely cause harm to the Company if publicly disclosed.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements for purposes of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the extent of our cash runway; our ability to successfully develop our licensed technologies; estimates about the size and growth potential of the markets for our product candidates, and our ability to serve those markets, including any potential revenue generated; future regulatory, judicial, and legislative changes or developments in the United States (U.S.) and foreign countries and the impact of these changes; our ability to build a commercial infrastructure in the U.S. and other markets; our ability to compete effectively in a competitive industry; our ability to identify and qualify additional manufacturers to provide API and manufacture drug product; our ability to enter into commercial supply agreements; the success of competing technologies that are or may become available; our ability to attract and retain key scientific or management personnel; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing; our ability to obtain funding for our operations; our ability to attract collaborators and strategic partnerships; and the impact of the COVID-19 pandemic on our business, and operations, and supply. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the Company’s ability to advance its clinical programs, the uncertain and time-consuming regulatory approval process; and the Company’s ability to achieve additional financing to fund future operations. Additional risks and uncertainties can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”) on March 22, 2023 as well as the Company’s Quarterly Report on Form 10-Q, for the six months period ended June 30, 2023, filed with the SEC on August 10, 2023. These forward-looking statements speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2023	Palisade Bio, Inc.

/s/ J.D. Finley
	By:	J.D. Finley
Chief Executive Officer